Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports First Quarter Results,

Increases Guidance for Second Quarter and Full Year

LIVONIA, Mich., May 3, 2012 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced its first quarter 2012 results and raised its outlook for the second quarter and full year.

•	Revenue for the quarter was $618 million, up 3 percent from $600 million in the first quarter 2011.

•	Adjusted EBITDA for the quarter was $50.8 million. As expected, this was down from $65.7 million a year ago, but it was at the high end of company guidance. The decline from first quarter 2011 largely reflected non-recurrence of a customer volume reimbursement and a different quarterly cadence of productivity savings.

•	Net loss of $0.2 million for the first quarter 2012 compared with net income of $9 million a year ago. As detailed below, this year’s first quarter included certain items that adversely impacted results by $4.7 million. Excluding these items and comparable items in the first quarter of 2011, diluted adjusted earnings per share were $0.23, compared with $0.57 per share a year ago.

•	Free cash flow in the first quarter was a seasonally negative $30.2 million, in line with company guidance.

•	Liquidity at quarter-end remained strong, at $239 million.

•	For the second quarter, Tower now anticipates Adjusted EBITDA of $60 to $65 million, an improvement of $4 to $9 million from prior guidance.

•	For the full year, guidance for Adjusted EBITDA is increased by $5 to $15 million, to $210 to $220 million, on anticipated sales of about $2.4 billion.

“While 2012 remains a transition year for Tower, there are promising signs in overall industry volume and our performance that the transition to profitable growth in 2013 will be smoother than previously anticipated,” said President and CEO Mark Malcolm.

Tower to Host Conference Call Today at 1 p.m. EDT

Tower will discuss its first quarter 2012 results and other related matters in a conference call at 1 p.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial 1-866-393-4576, international callers should dial 1-706-679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial 1-800-585-8367 (domestic) or 1-404-537-3406 (international) and reference Conference I.D. #73174452. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “free cash flow,” “net debt,” and “diluted adjusted income / (loss) per share.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Free cash flow is defined as net cash provided by or used in operating activities less cash disbursed for purchases of property, plant and equipment. Net debt is defined as total debt less cash and cash equivalents. Diluted adjusted income / (loss) per share excludes the impact of certain items as described below that are included in our net income / (loss). We use Adjusted EBITDA and free cash flow as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. We believe these items as well as the non-GAAP financial measures of net debt and diluted adjusted income / (loss) per share are useful to investors as they provide an additional tool for investors to use in evaluating operating results and trends, and in comparing our financial results with other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented are not measures of performance under GAAP and should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry. In addition, certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s projected revenue, Adjusted EBITDA, free cash flow, earnings, financial results and its future sales growth outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	our ability to generate non-automotive revenues;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues	$617,563	$599,635
Cost of sales	557,425	530,065
Gross profit	60,138	69,570
Selling, general and administrative expenses	38,052	37,722
Amortization expense	1,177	892
Restructuring and asset impairment charges, net	1,934	483
Operating income	18,975	30,473
Interest expense	15,676	12,518
Interest income	327	263
Other expense	-	850
Income before provision for income taxes	3,626	17,368
Provision for income taxes	2,350	6,613
Net income	1,276	10,755
Less: Net income attributable to the noncontrolling interests	1,434	1,733
Net income / (loss) attributable to Tower International, Inc.	$(158)	$9,022

Weighted average common shares outstanding
Basic	19,691,679	19,101,588
Diluted	19,691,679	19,890,083

Net income / (loss) per share attributable to Tower International, Inc.:
Basic	$(0.01)	$0.47
Diluted	(0.01)	0.45

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands - unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$134,019	$134,984
Accounts receivable, net of allowance of $3,763 and $3,612	358,135	327,992
Inventories	101,547	85,100
Deferred tax asset - current	14,997	12,966
Assets held for sale	4,127	4,027
Prepaid tooling and other	71,015	56,189
Total current assets	683,840	621,258

Property, plant and equipment, net	686,575	667,686
Goodwill	65,845	63,983
Deferred tax asset - non-current	14,435	14,450
Other assets, net	29,099	30,001
Total assets	$1,479,794	$1,397,378

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt and current maturities of capital lease obligations	$120,528	$109,447
Accounts payable	414,070	395,287
Accrued liabilities	136,139	126,416
Total current liabilities	670,737	631,150

Long-term debt, net of current maturities	482,201	461,838
Obligations under capital leases, net of current maturities	11,793	12,213
Deferred tax liability - non-current	13,382	11,229
Pension liability	93,203	96,223
Other non-current liabilities	94,580	87,265
Total non-current liabilities	695,159	668,768
Total liabilities	1,365,896	1,299,918

Stockholders' Equity:
Tower International, Inc.'s stockholders' equity
Common stock, $0.01 par value, 350,000,000 authorized, 20,015,281 issued and 19,708,416 outstanding at March 31, 2012, and 19,983,403 issued and 19,683,032 outstanding at December 31, 2011	200	200
Additional paid in capital	315,771	311,427
Treasury stock, at cost, 306,865 shares as of March 31, 2012 and 300,371 shares as of December 31, 2011	(5,213)	(5,130)
Accumulated deficit	(184,650)	(184,492)
Accumulated other comprehensive loss	(71,299)	(82,002)
Total Tower International, Inc.'s stockholders' equity	54,809	40,003
Noncontrolling interests in subsidiaries	59,089	57,457
Total stockholders' equity	113,898	97,460

Total liabilities and stockholders' equity	$1,479,794	$1,397,378

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended March 31,
	2012	2011

OPERATING ACTIVITIES:
Net income	$1,276	$10,755
Adjustments required to reconcile net income to net cash provided by / (used in) operating activities:
Deferred income tax provision	68	1,333
Depreciation and amortization	25,687	30,147
Non-cash share-based compensation	4,344	3,698
Pension expense, net of contributions	(2,236)	(1,392)
Change in working capital and other operating items	(23,459)	(58,503)
Net cash provided by / (used in) operating activities	$5,680	$(13,962)

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant and equipment, net	$(35,917)	$(26,698)
Net assets acquired, net of cash acquired	-	(11,254)
Net cash used in investing activities	$(35,917)	$(37,952)

FINANCING ACTIVITIES:
Retirement of senior secured notes	$-	$(17,000)
Purchase of treasury stock	(83)	-
Proceeds from borrowings	183,690	139,296
Repayments of borrowings	(157,157)	(88,756)
Net cash provided by financing activities	$26,450	$33,540

Effect of exchange rate changes on cash and cash equivalents	$2,822	$2,524

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(965)	$(15,850)

CASH AND CASH EQUIVALENTS:
Beginning of period	$134,984	$150,345

End of period	$134,019	$134,495

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended March 31,
	2012		2011
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$336,532	$25,303	$336,104	$33,776
Americas	281,031	25,521	263,531	31,931
Consolidated	$617,563	$50,824	$599,635	$65,707

Adjusted EBITDA reconciliation	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2012	2011	2012	2011
Adjusted EBITDA	$50,824	$65,707	$212,730	$205,205
Restructuring	(1,934)	(483)	(4,111)	(10,664)
Depreciation and amortization	(25,687)	(30,147)	(110,118)	(114,542)
Acquisition costs and other	(68)	(105)	(1,516)	(443)
Expense related to the compensation programs	(4,160)	(4,499)	(18,012)	(15,416)
Interest expense, net	(15,349)	(12,255)	(64,249)	(64,564)
Other expense	-	(850)	(481)	(2,150)
Provision for income taxes	(2,350)	(6,613)	(10,549)	(12,776)
Net income attributable to noncontrolling interests	(1,434)	(1,733)	(4,810)	(8,040)
Net income / (loss) attributable to Tower International, Inc.	$(158)	$9,022	$(1,116)	$(23,390)

Free cash flow reconciliation	Three Months Ended March 31,
	2012	2011
Net cash provided by / (used in) operating activities	$5,680	$(13,962)
Cash disbursed for purchases of PP&E, net	(35,917)	(26,698)
Free cash flow	$(30,237)	$(40,660)

Net debt reconciliation	March 31,	December 31,
	2012	2011
Short-term debt and current maturities of capital lease obligations	$120,528	$109,447
Long-term debt, net of current maturities	482,201	461,838
Obligations under capital leases, net of current maturities	11,793	12,213
Total debt	614,522	583,498
Less: cash and cash equivalents	(134,019)	(134,984)
Net debt	$480,503	$448,514

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME / (LOSS)

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2012	2011

Income / (expense) items included in net income / (loss), net of tax:
Selling, general and administrative expenses
Incentive compensation related to funding events	$(4,029)	$(4,349)
Interest expense
Acceleration of the amortization of debt issue costs and OID	-	(753)
Settlement of value added tax audit in Brazil	-	2,838
Restructuring expense
Severance costs in Europe	(715)	-
Adjustment of lease liability	-	754
Other income
Retirement of senior secured notes	-	(850)
Total items included in net income / (loss)	$(4,744)	$(2,360)

Net income / (loss) attributable to Tower International, Inc.	$(158)	$9,022

Memo: Average shares outstanding (in thousands)
Basic	19,692	19,102
Diluted	19,692	19,890

Income / (loss) per common share (GAAP)
Basic	$(0.01)	$0.47
Diluted	(0.01)	0.45

Diluted adjusted income / (loss) per share (non-GAAP)*	0.23	0.57

* Excludes the certain items shown above